As filed with the Securities and Exchange Commission on January 14, 2003
                                              Registration No. 333-_____
========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
	                Washington, D.C. 20549
	                 ____________________

	                      FORM S-3

	               REGISTRATION STATEMENT
	                       UNDER
	             THE SECURITIES ACT OF 1933
                        ____________________

	              HEMISPHERX BIOPHARMA, INC.
	(Exact name of registrant as specified in its charter)

	                      Delaware
	(State or other jurisdiction of incorporation or organization)

	                     52-0845822
	           (I.R.S. Employer Identification No.)
	                 ____________________

	                  1617 JFK Boulevard
	           Philadelphia, Pennsylvania 19103
	                    (215) 988-0080

	   (Address, including zip code, and telephone number,
     including area code, of registrant's principal executive offices)
	                 ____________________

	     William A. Carter, M.D., Chief Executive Officer
	             Hemispherx Biopharma, Inc.
	               1617 JFK Boulevard
	         Philadelphia, Pennsylvania 19103
	                    (215) 988-0080

	(Name, address, including zip code, and telephone number, including area code, of agent for service)

	          Copies of all communications to:
	                Richard Feiner, Esq.
	       Silverman Sclar Byrne Shin & Byrne P.C.
	         381 Park Avenue South, Suite 1601
	           New York, New York, 10016
	                    (212) 779-8600
                        Fax (212) 779-8600



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
Approximate date of proposed sale to the public: From time to time or at one time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 ("Securities Act"), other than securities offered only in connection with dividend or reinvestment plans, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
_____________________________________________________________________

	CALCULATION OF REGISTRATION FEE
===========================================================================
Title of Each                    Proposed       Proposed       Amount of
Class of                         Maximum        Maximum        Registration
Securities to be  Amount to be   Offering Price Aggregate      Fee
Registered (1)    Registered (2) Per Share      Offering Price
================  ============== ============== ============== ============
Common Stock (4)  5,000,000      $2.16(3)       $10,800,000    $993.60
---------------------------------------------------------------------------
Common Stock(5)     499,996           (7)                (7)        (7)
---------------------------------------------------------------------------
Warrants (6)        499,996           (7)       $ 8,133,304    $748.26
---------------------------------------------------------------------------
Total
Registration Fee                                              $1,741.86
===========================================================================
(1)	This Registration Statement covers offers, sales and other
distributions of the securities listed in this table from time to time at prices to be determined, as well as common stock issuable upon the exercise of warrants so offered or sold.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, there are also being registered an indeterminate number of additional shares of common stock as may become issuable upon exercise of warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of computing the registration fee in accordance with Rules 457(c) of the Securities Act by multiplying
(1) 5,000,000, the maximum number of shares of common stock of the Registrant to be offered and issued by Hemispherx, by (2) $2.16 the average of the high and low sales prices of the shares of common stock of the Registrant reported on the American Stock Exchange on January 10, 2003.

(4)	Represents common stock offered by Hemispherx.

(5)	Represents 499,992 shares of our common stock issuable upon
exercise of warrants held by selling stockholders.

(6) Warrants held by selling stockholders.

(7) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(i) of the Securities Act.


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
The Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on a date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended.
Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.


                       Subject to Completion
            Preliminary Prospectus Dated January 14, 2003

                      HEMISPHERX BIOPHARMA, INC.

  499,996 warrants and the common stock issuable upon exercise of these warrants and 5,000,000 Shares of Common Stock
               ________________________________________

The selling stockholders or their transferees, pledgees, donees or successors may sell, from time to time, in one or more transactions:

* 499,996 warrants to purchase shares of our common stock; and
* 499,996 shares of common stock issuable upon exercise of these warrants.

We may sell, from time to time, in one or more offerings up to 5,000,000 shares of our common stock. We will provide specific terms of with regard to the offerings, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

We will not receive proceeds from the resale of our stockholder's shares issuable upon exercises of their warrants; however, we will receive proceeds from our sale of up to 5,000,000 shares of common stock and from the exercise of our warrants by the selling stockholders or their transferees, pledges, donees or successors, if and when they exercise their warrants.

We may offer our shares directly or through underwriters, agents or dealers. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.
	_________________________________________

Please see the risk factors beginning on page 4 to read about certain factors you should consider before buying shares of common stock.
	_________________________________________
Hemispherx's common stock is listed on the American Stock
Exchange under the symbol HEB. The reported last sale price on the American Stock Exchange on January 10, 2003 was $2.17.

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
The mailing address of our principal executive offices is 1617 JFK Boulevard, Philadelphia, Pennsylvania, 19103, and our telephone number is 215-988-0080.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


        The date of this prospectus is January 14, 2003

                   Prospectus Summary

	Because this is a summary, it may not contain all information that may be important to you. You should read this entire prospectus, including the information incorporated by reference and the financial data and related notes, before making an investment decision. When used in this prospectus, the terms
"we," "our" and "us" refer to Hemispherx and not to the selling stockholders.

                   About Hemispherx

	In the course of almost three decades, we have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of nucleic acids to enhance the natural antiviral defense system of the human body and the development of therapeutic products for the treatment of chronic diseases. Our strategy is to obtain the required regulatory approvals which will allow the progressive introduction of Ampligenr (our proprietary drug) for treating Myalgic Encephalomyelitis/ Chronic
Fatigue Syndrome ("ME/CFS"), HIV, Hepatitis C
("HCV") and Hepatitis B ("HBV") in the U.S., Canada
Europe and Japan. Ampligenr is currently in phase III clinical trials in the U.S. for use in treatment of ME/CFS and is in Phase IIb Clinical Trials in the U.S.
for the treatment of newly emerged multi-drug resistant HIV, and for the induction of cell mediated immunity in HIV patients that are under control using potentially toxic drug cocktails.

	Our proprietary drug technology utilizes specifically configured ribonucleic acid ("RNA") and is protected by more than 350 patents worldwide, with over 80 additional patent applications pending to provide further proprietary protection in various international markets. Certain patents apply to the use of Ampligenr alone and certain patents apply to the use of Ampligenr in combination with certain other drugs. Some compositions of matter patents pertain to other new medications, which have a similar mechanism of action.

	We were incorporated in Maryland in 1966 under the name HEM Research, Inc., and originally served as a supplier of research support products. Our business was redirected in the early 1980's to the development of nucleic acid pharmaceutical technology and the commercialization of RNA drugs. We were reincorporated in Delaware and changed our name to HEM Pharmaceutical Corp., in 1991 and to Hemispherx
Biopharma, Inc., in June 1995. We have three domestic subsidiaries `BioPro Corp., BioAegean Corp., and Core BioTech Corp., all of which are incorporated in Delaware. Our foreign subsidiaries include
Hemispherx Biopharma Europe N.V./S.A. established in
Belgium in 1998 and Hemispherx Biopharma Europe
S.A. incorporated in Luxembourg in 2002.  Our

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principal executive offices are located at One Penn
Center, 1617 JFK Boulevard, Philadelphia,
Pennsylvania 19103, and its telephone number is 215-
988-0080.

Recent Developments

	On March 20, 2002, our European Subsidiary
Hemispherx Biopharma Europe, S.A. ("Hemispherx,
S.A.") entered into a Sales and Distribution agreement with Laboratorios Del Dr. Esteve S.A. ("Esteve").
Pursuant to the terms of the agreement, Esteve was granted the exclusive right to market Ampligenr in Spain, Portugal and Andorra for the treatment of Myalgic/Chronic Fatigue Syndrome ("ME/CFS"). In addition to other terms and other projected payments, Esteve paid an initial and non-refundable fee of 625,000 Euros (approximately $545,000) to
Hemispherx S.A. on April 24, 2002. Esteve is to pay a fee of 1,000,000 Euros after U.S. Food and Drug
Administration approval of Ampligenr for the treatment of ME/CFS and a fee of 1,000,000 Euros upon Spain's approval of the final marketing authorization for using
Ampligenr for the treatment of ME/CFS. Also, Esteve purchased 1,000,000 Euros of Hemispherx S.A.'s convertible preferred equity certificates. These securities pay a 7% dividend and were to be converted into 1.14% of the outstanding common stock of Hemispherx S.A. upon the earlier of the completion of an initial public offering ("IPO") on a European stock exchange or September 30, 2003. However, at our request, on January 10,2003, Esteve agreed to convert the preferred equity certificates into our common stock. The conversion rate will be 300 shares of our common stock for each 1,000 Euros convertible preferred certificate.

Risk Factors

Special Note Regarding Forward-Looking Statements

	Certain statements in this document constitute
"forwarding-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1995 (collectively, the "Reform Act").
Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects,"
"may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. All statements other than statements of historical fact, included in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements. Without limiting the broader description of forward-looking statements above, we specifically note that statements regarding potential drugs, their potential therapeutic effect, the possibility of obtaining regulatory approval, our ability

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
to manufacture and sell any products, market acceptance or our ability to earn a profit from sales or licenses of any drugs or our ability to discover new drugs in the future are all forward-looking in nature.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to, the risk factors discussed below, which may cause the actual results, performance or achievements of Hemispherx and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and other factors referenced in this prospectus. We do not undertake and specifically declines any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

	The following cautionary statements identify important factors that could cause our actual result to differ materially form those projected in the forward-looking statements made in this Prospectus. Among the key factors that have a direct bearing on our results of operations are:

No assurance of successful product development of Ampligen

	The development of Ampligen and our other products is subject to a number of significant risks.
Ampligen may be found to be ineffective or to have adverse side effects, fail to receive necessary regulatory clearances, be difficult to manufacture on a commercial scale, be uneconomical to market or be precluded from commercialization by proprietary right of third parties. Our products are in various stages of clinical and pre-clinical development and, require further clinical studies and appropriate regulatory approval processes before any such products can be marketed. We do not know when, or if ever, Ampligen or our other products will be generally available for commercial sale for any indication.
Generally, only a small percentage of potential therapeutic products are eventually approved by the U.S. Food and Drug Administration ("FDA") for commercial sale.

Our drug and related technologies are investigational and subject to regulatory approval.

    	All of our drugs and associated technologies are investigational and must receive prior regulatory approval by appropriate regulatory authorities for general use and are currently legally available only through clinical trials with specified disorders. Our principal development efforts are currently focused on Ampligen, which has not been approved for commercial use. Our products, including Ampligen,

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are subject to extensive regulation by numerous
governmental authorities in the U.S. and other countries, including, but not limited to, the FDA in the U.S., the Health Protection Branch("HPB ") of Canada, and the European Medical Evaluation Agency ("EMEA") in Europe. Obtaining regulatory approvals is a rigorous and lengthy process and requires the expenditure of substantial resources. In order to obtain final regulatory approval of a new drug, we must demonstrate to the satisfaction of the regulatory agency that the product is safe and effective for its intended uses and that we are capable of manufacturing the product to the applicable regulatory standards. We require regulatory approval in order to market Ampligen or any other proposed product and receive product revenues or royalties. We cannot assure you that the drug will ultimately be demonstrated to be safe or efficacious. In addition, while Ampligen is authorized for use in clinical trials in the United States and other countries, we cannot assure you that additional clinical trial approvals will be authorized in the United States or in other countries, in a timely fashion or at all, or that we will complete these clinical trials. If Ampligen or one of our other products does not receive regulatory approval in the U.S. or elsewhere, our operations will be materially adversely effected.

We may continue to incur substantial losses and our future profitability is uncertain.

	We began operations in 1966 and last reported
net profit from 1985 through 1987.  Since 1987, we
have incurred substantial operating losses, as we
pursued our clinical trial effort and expanded our
efforts in Europe.   As of September 30, 2002 our
accumulated deficit was approximately $97,662,000.
We have not yet generated significant revenues from our products and may incur substantial and increased losses in the future. We cannot assure that we will ever achieve significant revenues from product sales or become profitable. We require, and will continue to require, the commitment of substantial resources to develop our products. We cannot assure that our product development efforts will be successfully completed or that required regulatory approvals will be obtained or that any products will be manufactured and marketed successfully, or profitability.

We will require additional financing which may not be available.

	The development of our products will require the commitment of substantial resources to conduct the time-consuming research, preclinical development, and clinical trials that are necessary to bring pharmaceutical products to market. Based on our current operating plan, we anticipate receipt of limited revenues and proceeds from the sales of Ampligen under the Cost
Recovery Clinical Programs and holders of non-public warrants exercising their warrants from time to time.
We believe these proceeds and the cash on hand will be sufficient to meet our capital requirements through May, 2003. We will need to raise substantial additional

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funds through additional equity or debt financing or
from other sources in order to complete the necessary clinical trials and the regulatory approval processes and begin commercializing its products. In this regard, we have registered 5,000,000 shares for sale pursuant to the registration statement that contains this prospectus. There can be no assurances that we will raise adequate funds from the sale of these shares or that our non-public warrants will be exercised or that we will raise any proceeds from other possible equity financing, which may have a material effect on our ability to develop our products. Moreover, should the value of our common equity securities owned by non-affiliates fall below $75,000,000, we will not be able to sell the above mentioned shares that we have registered.

No regulatory agency has approved the full commercial sale of any of our products.

	We cannot assure you that Ampligen or any of our products being developed will ultimately be demonstrated to be safe or efficacious. While
Ampligen is authorized for use in clinical trials in the United States and various other countries, we cannot assure you that additional clinical trial approvals will be authorized in the United States, or in other countries in a timely fashion or at all or that we will complete these clinical trials. If Ampligen or one of our other products does not receive regulatory approval in the United
States or elsewhere, our operations will be significantly affected.

We may not be profitable unless we can protect our patents and/or receive approval for additional pending patents.

	We need to preserve and acquire enforceable patents covering the use of Ampligen for a particular disease in order to obtain exclusive rights for the commercial sale of Ampligen for such disease. Our success depends, in large part, on our ability to preserve and obtain patent protection for our products and to obtain and preserve our trade secrets and expertise. We have been issued certain patents including those on the use of Ampligen and Ampligen in combination with certain other drugs for the treatment of HIV. We also have been issued patents on the use of Ampligen in combination with certain other drugs for the treatment of chronic hepatitis B virus, chronic hepatitis C virus, and a patent which affords protection on the use of Ampligen in patients with chronic fatigue syndrome. We have not yet been issued any patents in the United States for the use of Ampligen? as a sole treatment for any of the cancers which we have sought to target. We cannot assure you that any of these applications will be approved or that our competitors will not seek and obtain patents regarding the use of Ampligen in combination with various other agents, for a particular target indication prior to us. If we cannot protect our patents covering the use of Ampligen for a particular

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disease, or obtain additional pending patents, we may
not be able to successfully market Ampligen.

The patent position of biotechnology and pharmaceutical firms is highly uncertain and involves complex legal and factual questions.

	To date, no consistent policy has emerged regarding the breadth of protection afforded by pharmaceutical and biotechnology patents. There can be no assurance that new patent applications relating to our products or technology will result in patents being issued or that, if issued, such patents will afford meaningful protection against competitors with similar technology. It is generally anticipated that there may be significant litigation in the industry regarding patent and intellectual property rights. Such litigation could require substantial resources from us and we may not have the financial resources necessary to enforce the patent rights that we hold. No assurance can be made that our patents will provide competitive advantages for our products or will not be successfully challenged by competitors. No assurance can be given that patents do not exist or could not be filed which would have a materially adverse effect on our ability to market our products or to obtain or maintain any competitive position the we may achieve with respect to our products. Our patents also may not prevent others from developing competitive products using related technology.

There can be no assurance that we will be able to obtain necessary licenses if we cannot enforce patent rights we may hold.

	If we cannot enforce the patent rights we currently hold we may be required to obtain licenses from others to develop, manufacture or market our products. There can be no assurance that we would be able to obtain any such licenses on commercially reasonable terms, if at all. We currently license certain proprietary information from third parties, some of which may have been developed with government grants under circumstances where the government maintained certain rights with respect to the proprietary information developed. No assurances can be given that such third parties will adequately enforce any rights they may have or that the rights, if any, retained by the government will not adversely affect the value of our license. Certain of our know-how and technology is not patentable, particularly the procedures for the manufacture of our drug product which are carried out according to standard operating procedure manuals.

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We may not be profitable unless we can produce
Ampligen or other products in commercial quantities at costs acceptable to us.

	We have never produced Ampligen or any other products in large commercial quantities. Ampligen is currently produced for use in clinical trials. We must manufacture our products in compliance with regulatory requirements in large commercial quantities and at acceptable costs in order for us to be profitable.
We intend to utilize third-party manufacturers and/or facilities if and when the need arises or, if we are unable to do so, to build or acquire commercial-scale manufacturing facilities. If we cannot manufacture commercial quantities of Ampligen or enter into third party agreements for its manufacture at costs acceptable to us, our operations will be significantly affected.

If our distributors do not market our product successfully, we may not generate significant revenues or become profitable.

    	We have limited marketing and sales capability.
We need to enter into marketing agreements and third party distribution agreements for our products in order to generate significant revenues and become profitable.
To the extent that we enter into co-marketing or other licensing arrangements, any revenues received by us will be dependent on the efforts of third parties, and there is no assurance that these efforts will be successful. Our agreement with Gentiva Health
Services offers the potential to provide significant marketing and distribution capacity in the United
States while licensing and marketing agreements with certain foreign firms should provide an adequate sales force in South America, Africa, United Kingdom,
Australia and New Zealand, Canada, Austria, Spain and
Portugal.

     	We cannot assure that our domestic or our foreign marketing partners will be able to successfully distribute our products, or that we will be able to establish future marketing or third party distribution agreements on terms acceptable to us, or that the cost of establishing these arrangements will not exceed any product revenues. The failure to continue these arrangements or to achieve other such arrangements on satisfactory terms could have a materially adverse effect on us.

Ampligen safety profile and Scientific Literature.

	 We believe that Ampligen has been generally well tolerated with a low incidence of clinical toxicity, particularly given the severely debilitating or life threatening diseases that have been treated. A mild flushing reaction has been observed in approximately
15% of patients treated in our various studies. This reaction is occasionally accompanied by erythema, a tightness of the chest, tachycardia, anxiety, shortness of breath, subjective reports of ''feeling hot,'' sweating

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and nausea. The reaction is usually infusion-rate related
and can generally be controlled by slowing the infusion rate. Other adverse side effects include liver enzyme level elevations, diarrhea, itching, urticaria (swelling of the skin), bronchospasm, hypotension, photophobia, rash, bradycardia, transient visual disturbances, transient arrhythmias, decreased visual activity in platelets and white blood cell counts, anemia, dizziness, confusion, elevation of kidney function tests, occasional temporary hair loss and various flu-like symptoms, including fever, chills, fatigue, muscular aches, joint pains, headaches, nausea and vomiting. These flu-like side effects typically subside within several months.
One or more of the potential side effects might deter usage of Ampligen in certain clinical situations and therefore, could adversely effect potential revenues and physician/patient acceptability of our product.

There is no assurance that successful manufacture of a drug on a limited scale basis for investigational use will lead to a successful transition to commercial, large-scale production.

	Small changes in methods of manufacturing may affect the chemical structure of Ampligen and other
RNA drugs, as well as their safety and efficacy.
Changes in methods of manufacture, including commercial scale-up may affect the chemical structure of Ampligen? and, can, among other things, require new clinical studies and affect orphan drug status, particularly, market exclusivity rights , if any, under the Orphan Drug Act. The transition from limited production of pre-clinical and clinical research quantities to production of commercial quantities of our products will involve distinct management and technical challenges and will require additional management and technical personnel and capital to the extent such manufacturing is not handled by third parties. There can be no assurance that our manufacturing will be successful or that any given product will be determined to be safe and effective, capable of being manufactured economically in commercial quantities or successfully marketed.

Rapid technological change may render our products obsolete or non-competitive.

	The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Most of these entities have significantly greater research and development capabilities than us, as well as substantial marketing, financial and managerial resources, and represent significant competition for us. There can be no assurance that developments by others will not render our products or technologies obsolete or noncompetitive or that we will be able to keep pace with technological developments.

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Our products are subject to substantial competition.

	Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these products may have an entirely different approach or means of accomplishing similar therapeutic effects to products being developed by us. These competing products may be more effective and less costly than our products. In addition, conventional drug therapy, surgery and other more familiar treatments will offer competition to our products. Furthermore, many of our competitors have significantly greater experience than us in pre-clinical testing and human clinical trials of pharmaceutical products and in obtaining FDA, HPB and other regulatory approvals of products. Accordingly, our competitors may succeed in obtaining FDA,HPB or other regulatory product approvals more rapidly than us. If any of our products receive regulatory approvals and we commence commercial sales of our products, we will also be competing with respect to manufacturing efficiency and marketing capabilities, areas in which we have limited experience. Our competitors may possess or obtain patent protection or other intellectual property rights that prevent, limit or otherwise adversely affect our ability to develop or exploit our products.

We have limited manufacturing experience and capacity.

	Ampligen is currently produced only in limited quantities for use in our clinical trials and we are dependent upon certain third party suppliers for key components of our products and for substantially all of the production process. The failure to continue these arrangements or to achieve other such arrangements on satisfactory terms could have a material adverse affect on us. Also, to be successful, our products must be manufactured in commercial quantities in compliance with regulatory requirements and at acceptable costs. To the extent we are involved in the production process, our current facilities are not adequate for the production of our proposed products for large-scale commercialization, and we currently do not have adequate personnel to conduct commercial-scale manufacturing. We intend to utilize third-party facilities if and when the need arises or, if we are unable to do so, to build or acquire commercial-scale manufacturing facilities. We will need to comply with regulatory requirements for such facilities, including those of the FDA and HPB pertaining to current Good Manufacturing Practices ("cGMP") regulations. There can be no assurance that such facilities can be used, built, or acquired on commercially acceptable terms, or that such facilities, if used, built, or acquired, will be adequate for our long-term needs.

We may be subject to product liability claims from the use of Ampligen or other of our products which could negatively affect our future operations.

	We face an inherent business risk of exposure to product liability claims in the event that the use of Ampligen or other of our products results in adverse

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effects.  This liability might result from claims made
directly by patients, hospitals, clinics or other
consumers, or by pharmaceutical companies or others
manufacturing these products on our behalf.  Our future
operations may be negatively effected from the
litigation costs, settlement expenses and lost product
sales inherent to these claims.  While we will continue
to attempt to take appropriate precautions, we cannot
assure that we will avoid significant product liability
exposure. Although we currently maintain worldwide
product liability insurance coverage, there can be no
assurance that this insurance will provide adequate
coverage against product liability claims.   A successful
product liability claim against us in excess of our insurance coverage or for which coverage is not provided could have a negative effect on our business and financial condition.

Members of our Scientific Advisory Board may have conflicting interests and may disclose data and technical know how to our competitors.

	All of our Scientific Advisory Board members are employed by other entities, which may include our competitors. Although we require each of our Scientific
Advisory Board members to sign a non-disclosure and non-competition agreement with respect to the data and information that he or she receives from us, we cannot assure you that members will abide by them. If a member were to reveal this information to outside sources, accidentally or otherwise, our operations could be negatively effected. Since our business depends in large part on our ability to keep our technical expertise confidential, any revelation of this information to a competitor or other source could have an adverse effect on our operations.

There is no guarantee that our trade secrets will not be disclosed or known by our competitors.

	To protect our rights, we require certain employees and consultants to enter into confidentiality agreements with us. There can be no assurance that these agreements will not be breached, that we would have adequate and enforceable remedies for any breach, or that any trade secrets of ours will not otherwise become known or be independently developed by competitors.

The loss of Dr. Carter's services could hurt our chances for success.

        Our success is dependent on the continued efforts of Dr. William A. Carter because of his position as a pioneer in the field of nucleic acid drugs, his being the co-inventor of Ampligen, and his knowledge of our overall activities, including patents, clinical trials, corporate relationships and relationships with governmental agencies which regulate our business.
The loss of Dr. Carter's services could have a material adverse effect on our operations and chances for success. While we have an employment agreement with Dr. Carter, and have secured key man life insurance in the amount of $2 million on the life of Dr.
Carter, the loss of Dr. Carter or other personnel, or the failure to recruit additional personnel as needed could have a materially adverse effect on our ability to achieve our objectives.

Uncertainty of health care reimbursement for our products.

	Our ability to successfully commercialize our products will depend, in part, on the extent to which reimbursement for the cost of such products and related treatment will be available from government health administration authorities, private health coverage insurers and other organizations. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and from time to time legislation is proposed, which, if adopted, could further restrict the prices charged by and/or amounts reimbursable to manufacturers of pharmaceutical products. We cannot predict what, if any, legislation will ultimately be adopted or the impact of such legislation on us. There can be no assurance that third party insurance companies will allow us to charge and receive payments for products sufficient to realize an appropriate return on our investment in product development.

There are risks of liabilities associated with handling and disposing of Hazardous materials.

	Our business involves the controlled use of hazardous materials, carcinogenic chemicals and various radioactive compounds. Although we believe that our safety procedures for handling and disposing of such materials comply in all material respects with the standards prescribed by applicable regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident or the failure to comply with applicable regulations, we could be held liable for any damages that result, and any such liability could be significant. We do not maintain insurance coverage against such liabilities.

The market price of our stock may be adversely affected by market volatility.

The market price of our common stock has been and is likely to be volatile. In addition to general economic, political and market conditions, the price and trading volume of our stock could fluctuate widely in response to many factors, including:

* announcements of the results of clinical trials by us or our competitors;
* adverse reactions to products;

* governmental approvals, delays in expected governmental approvals or withdrawals of any prior governmental approvals or public or regulatory agency concerns regarding the safety or effectiveness of our products;
* changes in U.S. or foreign regulatory policy during the period of product development;
* developments in patent or other proprietary rights, including any third party challenges of our intellectual property rights;
* announcements of technological innovations by us or our competitors;
* announcements of new products or new contracts by us or our competitors;
* actual or anticipated variations in our operating results due to the level of development expenses and other factors;
* changes in financial estimates by securities analysts and whether our earnings meet or exceed the estimates;
* conditions and trends in the pharmaceutical and other industries;
* new accounting standards; and
* the occurrence of any of the risks described in these "Risk Factors."

Our common stock is listed for quotation on the American Stock Exchange. For the 12-month period ended December 31, 2002, the price of our common stock has ranged from $0.74 to $4.95. We expect the price of our common stock to remain volatile. The average daily trading volume in our common stock varies significantly. Our relatively low average volume and low average number of transactions per day may affect the ability of our stockholders to sell their shares in the public market at prevailing prices and a more active market may never develop.

In the past, following periods of volatility in the market price of the securities of companies in our industry, securities class action litigation has often been instituted against companies in our industry. If we face securities litigation in the future, even if without merit or unsuccessful, it would result in substantial costs and a diversion of management attention and resources, which would negatively impact our business.

Provisions of our Certificate of Incorporation and Delaware law could defer a change of our management which could discourage or delay offers to acquire us.

Provisions of our Certificate of Incorporation and Delaware law may make it more difficult for someone to acquire control of us or for our stockholders to remove existing management, and might discourage a third party from offering to acquire us, even if a change in control or in management would be beneficial to our stockholders. For example, our Certificate of Incorporation allows us to issue shares of preferred stock without any vote or further action by our stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors, without further stockholder approval, could issue large blocks of preferred stock.

	Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements.
Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Our research in clinical efforts may continue for the next several years and we may continue to incur losses due to clinical costs incurred in the development of Ampligen for commercial application. Possible losses may fluctuate from quarter to quarter as a result of differences in the timing of significant expenses incurred and receipt of licensing fees and/or cost recovery treatment revenues in Europe, Canada and in the United States.

Legal Proceedings

On September 30, 1998, we filed a multi-count complaint against Manuel P. Asensio, Asensio &
Company, Inc. ("Asensio"). The action included claims of defamation, disparagement, tortuous interference with existing and prospective business relations and conspiracy, arising out of the Asensio's false and defamatory statements. The complaint further alleged that Asensio defamed and disparaged us in furtherance of a manipulative, deceptive and unlawful short-selling scheme in August and September, 1998. In 1999,
Asensio filed an answer and counterclaim alleging that in response to Asensio's strong sell recommendation and other press releases, we made defamatory statements about Asensio. We denied the material allegations of the counterclaim. In July 2000, following dismissal in federal court for lack of subject matter jurisdiction, we transferred the action to the Pennsylvania State Court. In March 2001, the defendants responded to the complaints as amended and a trial commenced on January 30, 2002. A jury verdict disallowed the claims against the defendants for defamation and disparagement and the court granted us a directed verdict on the counterclaim. On
July 2, 2002 the Court entered an order granting us a new trial against Asensio for defamation and disparagement. Thereafter, Asensio appealed the granting of a new trial. This appeal is now pending in the Superior Court of Pennsylvania.

In June 2002, a former ME/CFS clinical trial patient and her husband filed a claim in the Superior
Court of New Jersey, Middlesex County, against us, one of our clinical trial investigators and others alleging that she was harmed in the ME/CFS clinical trial as a result of negligence and breach of warranties. We believe the claim is without merit and we are defending the claim against us through our product liability insurance carrier.

In June 2002, a former ME/CFS clinical trial patient in Belgium filed a claim in Belgium, against Hemispherx Biopharma Europe, NV/SA, our Belgian subsidiary, and one of our clinical trial investigators alleging that she was harmed in the Belgium ME/CFS clinical trial as a result of negligence and breach of warranties. We believe the claim is without merit and we are defending the claim against us through our product liability insurance carrier.

In July 2002, we filed suit against Federal
Insurance Company ("Federal") seeking (1) a judicial order declaring our rights and the obligations of Federal under the insurance policy Federal sold to us (2) monetary damage for breach of contract resulting from Federal's refusal to fully defend us in connection with the Asensio litigation (3) monetary damages to compensate us for Federal's breach of its fiduciary duty faith and dealing and (4) monetary damages, interest, costs, and attorneys fees to compensate us for Federal's violation of the Pennsylvania Bad Faith
Statute. Our suit against Federal is now pending in the United States District Court for the Eastern District of
Pennsylvania.

Dividend Policy

We have not paid any cash dividends since our inception and do not anticipate paying cash dividends in the foreseeable future.

Selling Stockholders

This prospectus relates to the proposed sale by us, agent or agents designated by us, or certain stockholders of

* 499,996  warrants owned by the selling stockholders

* 499,996 shares of common stock underlying the selling stockholders' warrants and,
* although not set forth in this part of the prospectus, this prospectus also relates to the registration of the sale by us of 5,000,000 shares of common stock.

The following table sets forth as of the date of this prospectus certain information with respect to the selling stockholders. The information is based on information provided by or on behalf of the selling stockholders which include our Officers, Directors and Employees. The selling stockholders may offer all, some or none of their warrants and/or shares of our common stock.

We will not receive any of the proceeds from the sale of the warrants or the resale of the shares of common stock underlying the warrants, which are included in this registration statement, for which this prospectus forms a part. We will however receive proceeds from our sale of shares of common stock and from the exercise of warrants, which are included in this registration statement, for which this prospectus forms a part. We believe, based on information supplied by the selling stockholders, that each of them has sole voting and investment power with respect to the shares of common stock owned by them or to be owned by them upon exercise of their warrants.

For purposes of estimating the number of shares of common stock to be registered for resale by this prospectus, we include 499,996 shares, representing
100% of the shares of common stock issuable upon the exercise of the selling stockholder's warrants, without regard to any limitation on exercise. The fourth and fifth column below assumes the sale of all of the shares offered by each selling stockholder.

Beneficial ownership is determined in
accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. It also includes shares of common stock which such person has the right to acquire within 60 days. Percentage calculations are based upon 32,623,476 shares of our common stock outstanding as of the date of the Prospectus.

	        Securities 		                 Securities
	        Owned Prior	    Securities	         Owned
	        To Offering	    Offered(1)	         After Offering
===========  =================  ====================  ================= ===
                                          Common
Name of                                   Stock
Selling      Common                       Underlying  Common
Stockholder  Stock    Warrants  Warrants  Warrants    Stock   Warrants   %
-----------  ------  ---------  --------- ----------  ------ ---------  ---
Lawrence
Zaslow         ---     233,332  158,332(2) 158,332      0      75,000(3) *

Peter
Adolph         ---     258,332  158,332(2) 158,332      0     100,000(3) *

Mark
Komorsky       ---     258,332  158,332(2) 158,332      0     100,000(3) *

Paul
Michaels       ---     100,000   25,000(4)  25,000      0      75,000(3) *

---------------------------------------------------------------------------

(1) Assumes the sale of all securities offered.

(2) Consists of (i) 25,000 warrants exercisable at $12.00 per share expiring May 31, 2005, (ii) 33,333 warrants exercisable at $10.00 per share, (iii) 33,333
    warrants exercisable at $12.00 per share, (iv) 33,333 warrants exercisable at $14.00 per share and (v)
    33,333 warrants exercisable at $16.00 per share with all expiring on April 5, 2005.

(3) Unexercised warrants which were previously registered.

(4) Consists of 25,000 warrants exercisable at $12.00 per share and expiring on May 31, 2005.

Use Of Proceeds

Proceeds from the sale of up to 5,000,000 shares of
the common stock owned by us and the proceeds from
stockholders exercising some or all of the  499,996
warrants will be used to fund our research and development efforts and possible acquisitions.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms at 450
Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-
SEC-0330 for further information on the public reference rooms. Many of our Securities and Exchange
Commission filings are also available to the public from the Securities and Exchange Commission's Website at
"http://www.sec.gov."

We have filed with the Securities and Exchange
Commission a registration statement (which contains this prospectus) on Form S-3 under the Securities Act of 1933. The registration statement relates to the securities offered by us and by the selling stockholders. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us, the common stock and the warrants. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the Registration Statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supercede this information.
We incorporate by reference the following documents and any future filing made with the Commission under Sections 13(a), 14 or 15(d) of the Securities Exchange
Act of 1934 until we and the selling stockholders sell all the securities included in this prospectus:

(a)	 Our annual report on Form 10-K for our fiscal year
         ended December 31, 2001.

(b) Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2002.

(c) Our quarterly report on Form 10-Q for the quarter ended June 30, 2002.

(d) Our quarterly report on Form 10-Q for the quarterly period ended September 30, 2002.

(e)	 Our registration statement on Form 8-A filed with the
         Commission on November 20, 2002.

(f)	 Our proxy statement on schedule 14A for our
         2002 annual meeting.

(g)	 A description of our common stock contained in our
         registration statement on Form S-1, File No. 33-93314, and any amendment or report filed for the purpose of updating this description filed subsequent to the date of this prospectus and prior to the termination of this offering.

(h)	 all other reports filed by us with the SEC since
         December 31, 2001 pursuant to sections 13(a) and 15(d) of the Securities Exchange Act of 1934.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Hemispherx Biopharma, Inc., 1617 JFK
Boulevard, Philadelphia, Pennsylvania 19103, telephone number 215-988-0080.

You should rely only on the information
incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We and the selling stockholders will not make offers to these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other that the date on the front of those documents.

Description of Securities

The following section does not purport to be complete and is qualified in all respects by reference to the detailed provisions of our certificate of incorporation and by-laws, as amended, copies of which have been filed with the Securities and Exchange Commission.

Our authorized capital stock consist of: (i)
50,000,000 shares of common stock, $.001 par value; and (ii) 5,000,000 shares of preferred stock, ..01 par value. 32,623,476 shares of common stock were issued and outstanding as of the date of this prospectus. As of this date, there were approximately
331 record holders of our common stock not including holders in street name. We estimate that there are some 3,300 holders if you include shares held in street name.

Common Stock

Shares of our common stock are entitled to one vote per share, either in person or by proxy, on all matters that may be voted upon by the owners of our shares at meetings of our stockholders. There is no provision for cumulative voting with respect to the election of directors by the holders of common stock.

Therefore, the holder of more than 50% of our shares of outstanding common stock can, if they choose to do so, elect all of our directors. In this event, the holders of the remaining shares of common stock will not be able to elect any directors.

The holders of common stock:

* have equal rights to dividends from funds legally available therefore, when and if declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and

* do not have preemptive rights, conversion rights, or redemption of sinking fund provisions.

The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock.

Under our certificate of incorporation, as amended, our board of directors is authorized, subject to certain limitations prescribed by law, without further stockholder approval, from time to time to issue up to an aggregate of 5,000,000 shares of preferred stock.
At this time, there are no preferred shares outstanding.

Warrants.

We have issued the warrants to the selling stockholders at various times and over a period of years primarily in private unregistered transactions.
The warrants are similar in form, terms and conditions.
Generally, the warrants materially differ from each other only in the exercise price, duration of the exercise period, and commencement and expiration dates.

The applicable prospectus supplement will describe, where applicable, the terms of each warrant in respect to which this prospectus is being delivered.

Plan of Distribution

By Selling Stockholders

The shares of our common stock offered by this prospectus may be sold from time to time by the selling stockholders, to purchasers directly by them in one or more transactions at a fixed price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the holders of such securities or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sales.

Each of the selling stockholders, may from time to time, offer shares of our common stock beneficially owned by them through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions from the selling stockholders and the purchasers of the shares for whom they may act as agent. Each of the selling stockholders will be responsible for payment of commissions, concessions and discounts of underwriters, dealers or agents. The aggregate proceeds to the selling stockholders, from the sale of the shares of our common stock offered by them will be the purchase price of such shares less discounts and commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents, from time to time to reject, in whole or in part, any proposed purchase of shares to be made directly or through agents. Alternatively, the selling stockholders may sell all or a portion of the shares of our common stock beneficially owned by them and offered from time to time on any exchange on which the securities are listed on terms to be determined at the times of such sales. The selling stockholders may also make private sales directly or through a broker or brokers.

From time to time, the selling stockholders may transfer, pledge, donate or assign shares of our common stock to lenders or others, and each of such persons will be deemed to be a "selling stockholder" for purposes of this prospectus. The number of shares beneficially owned by a selling stockholder who transfers, pledges, donates or assigns shares of our common stock will decrease as and when they take such actions. The plan of distribution for shares sold under this prospectus will otherwise remain unchanged, except that the transferees, pledgees, donees other successors will be selling stockholders under this prospectus and may sell their shares in the same manner as the selling stockholders.

A selling stockholder may enter into hedging transactions with broker-dealers, and the broker dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with such selling stockholder, including in connection with distribution of the shares of our common stock by such broker-dealers. In addition, a selling stockholder may, from time to time, sell short the shares of our common stock, and in such instances, this prospectus may be delivered in connection with such short sales and the shares offered may be used to cover such short sales. The selling stockholders may also enter into option or other transactions with broker-dealers that involve the delivery of the shares of our common stock to the broker-dealer, who may then resell or otherwise transfer such shares. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares as loaned or upon a default may sell or otherwise transfer the pledged shares.

The selling stockholders and any underwriters, dealers or agents that participate in the distribution of the shares of our common stock offered by this prospectus may be deemed to be underwriters within the meaning of the Securities Act, and any discounts, commissions or concessions received by them and any provided pursuant to the sale of shares by them might be deemed to be underwriting discounts and commissions under the Securities Act.

In addition, any securities covered by this prospectus, which qualify for sale pursuant to Rule
144 or Rule 144A of the Securities act, may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. There is no assurance that any selling stockholder will sell any or all of the shares of our common stock described in this prospectus, and any selling stockholder may transfer, devise or gift such securities by other means not described in this prospectus.

If necessary, the specific shares of our common stock to be sold in this prospectus, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

We will pay substantially all of the expenses incurred by the selling stockholders and us incident to the offering and sale of the shares of our common stock issuable upon exercise of the warrants, excluding any underwriting discounts or commissions. We will not receive proceeds from the resale of our stockholders' shares issuable upon exercise of our warrants; however, we may receive proceeds from our sale of our securities and from the exercise of our warrants.

By us

We may sell the shares offered by us pursuant to this prospectus (Offered Shares) in one or more series in any of three ways: (1) through underwriters or dealers; (2) through agents; or (3) directly to a limited number of purchasers or to a single purchaser.

THROUGH UNDERWRITERS OR DEALERS. If
underwriters are used in the sale, the Offered Shares may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at varying prices determined at the time of the sale.
The Offered Shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to Offered Shares will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such prospectus supplement.
Such prospectus supplement shall state the obligations of the underwriters to purchase the Offered Securities, whether such purchases will be subject to certain conditions precedent, and whether the underwriters will be obligated to purchase all of the Offered Shares if any are purchased.

THROUGH AGENTS. Offered Shares may be sold through agents designated by us from time to time. A prospectus supplement will set forth the name of any agent involved in the offer or sale of the Offered
Shares in respect of which such prospectus supplement is delivered as well as any commissions payable by us to such agent. Unless otherwise indicated in such prospectus supp*lement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

DIRECTLY. We may sell the Offered Shares directly to one or more purchasers. In this case, no underwriters or agents would be involved.

GENERAL INFORMATION. The prospectus
supplement with respect to the Offered Shares will set forth the terms of the offering of such Offered Shares, including:

* the name or names of any underwriters, dealers or agents;

* the purchase price of such Offered Shares and the proceeds to us from such sale;

* any underwriting discounts, agents'
  commissions and other items constituting underwriting compensation;

* any initial public offering price; and

* any discounts or concessions allowed or reallowed or paid to dealers.


Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents, underwriters and dealers may be
entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including certain liabilities under the Securities Act of 1933 or to contribution by us with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is Continental Stock Transfer and Trust Co., 17 Battery Place, 8th Floor, New York, New
York 10004.

Legal Matters

The validity of the warrants and the common stock offered in this prospectus has been passed upon for us by Silverman Sclar Byrne Shin & Byrne P.C.,
381 Park Avenue South, Suite 1601, New York, New
York 10016.

Experts

The consolidated financial statements incorporated by reference in this prospectus have been audited by BDO
Seidman, LLP independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference and, are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hemispherx
Biopharma, Inc as of December 31, 1999 and for the year ended December 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against these liabilities, other than our payment of expense incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of these issues.


===============================================================

No dealer, salesman or any other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. The information contained in this Prospectus is current only as of this date.

                        TABLE OF CONTENTS

	                                     Page

Prospectus Summary.............................3
About Hemispherx...............................3
Recent Developments............................4
Risk Factors ..................................4
Legal Proceedings.............................15
Dividend Policy...............................16
Selling Stockholders .........................16
Use of Proceeds...............................18
Where you can find More information ..........18
Information Incorporated By Reference.........19
Description of Securities.....................20
Plan of Distribution .........................22
Transfer Agent ...............................25
Legal Matters ................................25
Experts ......................................25
Disclosure of theCommissions Position ........25
===============================================================
===============================================================

                   499,996 WARRANTS, AND
              499,996 SHARES OF COMMON STOCK
                 UNDERLYING THE WARRANTS
              5,000,000 SHARES OF COMMON STOCK

                  HEMISPHERX BIOPHARMA, INC.
                ____________________________

                        PROSPECTUS
                ____________________________

                     January 14, 2003
                ____________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS



ITEM 14. OTHER EXPENSES OF ISSUANCE AND
DISTRIBUTION.

SEC Filing Fees.........................................$ 1,741.86
American Stock Exchange Listing Fee*....................$17,500.00
Printing and Engraving Expenses*....................... $ 2,500.00
Accounting Fees and Expenses*.........................	$10,000.00
Legal Fees and Expenses*................................$12,500.00
Transfer Agent and Registrar Fees*......................$ 1,500.00
Miscellaneous*..........................................$ 1,500.00

 Total Expenses*........................................$47,241.86

---------------------
* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

 Our Amended and Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware
General Corporation Law or (iv) any transaction from which the director derives an improper personal benefit.

ITEM 16. EXHIBITS.

Exhibit No. Description

5.1 	Opinion of Silverman Sclar Byrne Shin & Byrne PC,
        legal counsel.

23.1 	Consent of BDO Seidman, LLP, independent certified
        public accountants.

23.2 	Consent of KPMG LLP, independent certified public
        accountants.

23.3 	Consent of Silverman Sclar Byrne Shin & Byrne PC, legal
        counsel (included in Exhibit 5.1).

24.1 	Powers of Attorney (included in Signature Pages to this
        Registration Statement on Form S-3).

ITEM 17. UNDERTAKINGS

 (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) We, the undersigned Registrant hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registrant
Statement to:

 (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that individually or in the aggregate represent a fundamental change in the information set forth in the Registration
Statement; and

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on the 8 th day of January, 2003.

HEMISPHERX BIOPHARMA, INC.
 (Registrant)

By: /s/ William A. Carter
-----------------------------
William A. Carter, M.D.,
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints
William A. Carter acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities
Act of 1933, including, without limiting the generality of the foregoing, to sign the Registration Statement in the name and on behalf of the Registrant or on behalf of the undersigned as a director or officer of the Registrant, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	          Title		           Date
/s/ William A. Carter	  Chairman of the Board,   January 8, 2003
----------------------    Chief Executive Officer
William A. Carter, M.D.   (Principal Executive)
                          and Director

/s/ Richard Piani         Director                 January 8, 2003
----------------------
Richard Piani

/s/ Robert E. Peterson    Chief Financial Officer  January 8, 2003
----------------------    and Chief Accounting
Robert E. Peterson        Officer

/s/ Ransom Etheridge      Secretary And Director   January 8, 2003
-------------------
Ransom Etheridge


/s/ William Mitchell      Director                 January 8, 2003
---------------------
William Mitchell,M.D.,Ph.D.


/s/ Iraj-Eqhbal Kiani     Director                 January 8, 2003
-----------------------
Iraj-Eqhbal Kiani, M.D.

Hemispherx Biopharma, Inc.
Form S-3
Index to Exhibits

Exhibit No. Description

5.1 	Opinion of Silverman Sclar Byrne Shin & Byrne PC,
        legal counsel.

23.1 	Consent of BDO Seidman, LLP, independent certified
        public accountants.

23.2 	Consent of KPMG LLP, independent certified public
accountants.

23.3 	Consent of Silverman Sclar Byrne Shin & Byrne PC, legal
        counsel (included in Exhibit 5.1).

24.1 	Powers of Attorney (included in Signature Pages to this
        Registration Statement on Form S-3).

                                                Exhibit 5.1

           SILVERMAN SCLAR BYRNE SHIN & BYRNE P.C.
	     381 Park Avenue South, Suite 1601
	     New York, New York 10016
	     Tel. No. (212) 779-8600
	     Telecopy Number - (212) 779-8858

January 14, 2003

Board of Directors
Hemispherx Biopharma, Inc.
1617 JFK Boulevard
Philadelphia, PA 19103

Re: Hemispherx Biopharma, Inc.-Registration Statement on Form S-3

Gentlemen:

We have acted as counsel for Hemispherx Biopharma, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement on Form S-3, and any amendments thereto (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the
"Securities Act"), on January 14, 2003, for the registration under the Act of up to (i) 5,000,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"); (ii) 499,996 shares of Common Stock issuable upon the exercise of certain warrants (the "Warrant Shares") issued by the Company and (iii) 499,966 Common
Stock purchase warrants (the "Warrants"). The Shares are to be offered by the Company and the Warrants and Warrant
Shares are to be offered for resale on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities
Act by the selling stockholders of the Company named in the Registration Statement.

In rendering this opinion, we have relied upon, among other things, our examination of certain records of the Company, including without limitation, the Company's
Certificate of Incorporation, as amended and restated, the Company's Bylaws, as amended and restated, and resolutions of the Board of Directors. We have also examined certificates of the Company's officers and of public officials, and have reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion. As to various questions of fact material to this opinion, we have also relied upon representations and warranties of the Company and upon such certificates and other instruments of officers of the Company and public officials furnished to us by the Company, in each case without independent investigation or verification.

In addition, without any independent investigation or verification, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than the officers of the Company, where applicable, signing in their capacity as such, (iv) the enforceability of all the documents we have reviewed in accordance with their respective terms against the parties thereto and (v) the truth and accuracy of all matters of fact set forth in all certificates and other instruments furnished to us.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1. The Shares have been duly and validly authorized for issuance and, when issued and delivered in the manner described in the Registration Statement against full payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

2. The Warrant Shares have been duly authorized for issuance pursuant to the Warrants, and when issued and delivered in the manner described in the Warrants against full payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

3.  The Warrants have been duly authorized and issued.

We do not express any opinion as to the laws of other states or jurisdictions other than the laws of the State of New
York, the General Corporation Law of the State of Delaware and the federal law of the United States. No opinion is expressed as to the effect that the law of any other jurisdiction may have upon the subject matter of the opinion expressed herein under conflicts of law principles, rules and regulations or otherwise.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of New York or the state Constitution or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and the reference to us under the heading "Legal Matters" in the prospectus included in Part I of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Silverman Sclar Byrne Shin & Byrne P.C.
------------------------------------------------------
Silverman Sclar Byrne Shin & Byrne P.C.

                                                  Exhibit 23.1



Hemispherx Biopharma, Inc.
Philadelphia, PA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2002, except for Note 18 which is as of March 20, 2002, relating to the consolidated financial statements of Hemispherx Biopharma, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.
We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

Philadelphia, PA
January 14, 2003

                                                  Exhibit 23.2


The Board of Directors
Hemispherx Biopharma, Inc.

We consent to use of our report dated February 19, 2000 except as to the seventh paragraph of Note 15, which is as of March 6, 2000 and as to Note 1, which is as of March 30, 2001 relating to the 1999 statement of operations which is incorporated by reference herein.

In addition, we consent to the use of our firm under the heading "Experts" in the prospectus.


/s/ KPMG, LLP
Philadelphia, Pennsylvania
January 14,2003